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SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

EVENT DATE/TIME: AUGUST 13, 2015 / 12:30PM GMT

AUGUST 13, 2015 / 12:30PM GMT, SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

CORPORATE PARTICIPANTS

Bill Pierce Swisher Hygiene Inc - President & CEO

Blake Thompson Swisher Hygiene Inc - COO

CONFERENCE CALL PARTICIPANTS

Andy Wittmann Robert W. Baird & Company, Inc. - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Swisher second-quarter 2015 earnings call.

(Operator Instructions)

As a reminder, this conference is being recorded. By now everyone should have access to our earnings announcement and form 10-Q, which were filed earlier and can be found at swsh.com under the investor section.

Before we begin our formal remarks, I need to remind everyone that this conference call may include forward-looking statement regarding Swisher Hygiene Inc, its business and prospects. This forward-looking information is subject to risks, uncertainties and other factors that may cause actual results and performance to materially differ from results or performance expressed or implied by the forward-looking information. Swisher undertakes no obligation to publicly revise the forward-looking information presented except as required by law. Also our discussion today may include references to certain non-GAAP measures. A reconciliation of these measures to the most comparable GAAP measure can be found on our website at swsh.com under the investor section.

At this time, I'd like to turn the call over to Bill Pierce, President and Chief Executive Officer of Swisher.

Bill Pierce - Swisher Hygiene Inc - President & CEO

Thank you, Vince, and good morning. Our Chief Operating Officer, Blake Thompson, is participating with me on today's call and will be available later in the call to answer questions. We were pleased to announce this morning, our agreement with Ecolab to sell our operating subsidiary, Swisher International, and other assets relating to our US operations, for aggregate consideration of $40 million in cash, of which $2 million is subject to a hold-back for working capital adjustments. In the transaction, Swisher will retain certain debt and liabilities as set forth in the purchase agreement, which will be attached to a timely filing of an 8-K regarding the transaction. Completion of the transaction is subject to approval of our stockholders and other customary approvals, and we will file a proxy statement seeking approval of the transaction in short order. You should read the definitive proxy statement, which we will mail to our stockholders when it becomes available. Additional details about the proposed transaction are included in the press release we filed this morning and will be included in a form 8-K that we expect to file later today. As noted in the press release, we believe the transaction is in the best interest of our stockholders and creates a very positive opportunity for our customers and employees. This transaction provides a broader customer base of business, additional service support, and the resources to expand our current business and better service our customers. We believe Swisher International's business model complements Ecolab's existing institutional US operations and will benefit our customers and employees. Until the completion of the transaction, which is expected in the fourth quarter, it will be business as usual for Swisher. In fact, Swisher and Ecolab must continue to operate as two separate Companies, providing our customers the level of service they have come to expect until the transaction is complete. And we will continue to implement our business plan in the ordinary course and push forward on our goal of profitability.

Now to get into second-quarter financial results. Total revenue for the second quarter was $44.8 million, a 10.3% decrease over the prior-year period, or 6.8% on a comparable basis when adjusted to exclude assets held for sale. Adjusted EBITDA loss was $3.5 million versus a $2.1 million loss in the prior period. Basic and diluted loss per share improved to $0.43 per share versus $0.86 in the prior-year quarter. Blake will comment on the components of the revenue decline later in the call. On our last call, we had noted the business is beginning to stabilize in the first few weeks of Q2. Unfortunately, our progress with respect to the top line did not continue to improve in the remainder of the quarter. And despite our continued focus on realizing additional operating efficiencies, our adjusted EBITDA declined from the prior-

AUGUST 13, 2015 / 12:30PM GMT, SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

year period. I know everyone at Swisher is working as hard as possible to conquer these near-term challenges but we are not quite there yet. To that end, we believe it is important, given our current situation, that we continue to be stewards of our cash for our shareholders until we see operations fully turnaround. Earlier this week we announced the sale of our Canadian operations for $2.6 million, plus $200,000 of payable items, which provides us with additional liquidity. The proposed transaction referred to in my opening remarks is consistent with our plans to provide additional liquidity through sales of assets or equity interest. I would also note that we $6.3 million in availability on our revolving credit facility at quarter end. We will continue to pursue progress toward growing our top line through new customers and larger sales while further streamlining our operating structure as we continue to push toward the goal of becoming EBITDA positive.

I will now turn over to Blake at this time to discuss our operating performance. Blake?

Blake Thompson - Swisher Hygiene Inc - COO

Thank you, Bill. As Bill mentioned, while we continue to be pleased with our overall optimization efforts, in terms of manufacturing cost of sales, route efficiencies and SG&A expense controls, we are not yet where we need to be in terms of revenue. April was an improved month for us in terms of revenue trends, but the improvement flattened out mid-quarter, primarily driven by our wholesale business and the negative overlap of service business that was lost due to the sale of our linen business last year. Approximately 50% of the 6.8% adjusted year-over-year revenue decline for the quarter, came from the wholesale business decline and the impact of FX on our Canadian business. We do have some potentially positive revenue drivers to report. In the latter part of Q2 we completed the install of a 40-unit restaurant chain in the Southwest. We kicked off an accelerated growth strategy initiative with one of our large distributors in all of their major markets. This is the first joint effort focused on an initiative like this in the chemical category. We are encouraged that our largest single market in the Southeast has shown positive year-over-year growth, for the quarter, and year-to-date. This geography also delivered a strong July versus a year ago. Our cruise customer is launching a new ship in October that we're installing in dry dock now. We saw the first orders from this new ship in July.

As we discussed in our last call, we've made progress in our efforts with a key to expand our chemical supply opportunities within their existing business. This opportunity has the potential to deliver some very strong revenue growth in the future. We also recently signed an agreement with a large distributor in the Northeast. From this new partnership we are testing in three assisted living facilities today, with the potential to expand the business into just over 40 additional units that are under the same ownership. Our focus on revenue for the balance of the year will be to drive our distributor partnerships, continue the expansion of our chemical supply opportunities with a key partner and push the change efforts with the performance management of our field business development representatives. We are continuing to execute against our ongoing operating efficiency initiatives. Route optimization continues in the Southwest and the Northeast parts of our geography. We have completed our GHS label compliance efforts and will experience in the back half of this year and the next year, the efficiency benefits in our manufacturing plants from SKU rationalization improvements realized. We will also continue to realize efficiency improvements with our occupancy and utility expenses as we rationalize our branch infrastructure. Lower fuel costs have also benefited our route expenses in the first half of the year versus 2014. These trends are expected to continue through the balance of 2015. While we continue to make progress with respect to revenue growth in certain regions, we are well aware of our second-quarter top-line performance that our work is far from finished. We will continue to focus our efforts on sustainable and profitable top-line growth going forward.

I will now turn it back over to Bill to discuss financials for the second quarter. Thank you.

Bill Pierce - Swisher Hygiene Inc - President & CEO

Thanks, Blake. On the balance sheet, we had $1.7 million in non-restricted cash, or $11 million in working capital, and $6.3 million in credit facility availability as of June 30. During the quarter, non-restricted cash decreased by $2.1 million and $600,000 was borrowed under our credit facility. We have $2.9 million in outstanding debt, excluding our line of credit, and paid down an additional $1.1 million in debt during the quarter, and borrowed an additional $300,000 for insurance financing. During the second quarter of 2015 we spent $1.2 million on property and equipment purchases, the majority of which were related to dish machines and chemicals dispensers placed at customer locations. As we noted previously, we expect to spend less on property and equipment purchases in 2015 than we did in 2014. Inventory increased slightly in the quarter to account for what are our seasonally stronger quarters, while accounts receivable reduced by $1.4 million from March 31. In May, we closed on the linen asset held for sale for $4 million, plus purchased accounts receivable, using the cash primarily to pay down our credit line. And as we announced previously, we sold our Canadian operations earlier this week for $2.6 million plus $169,000 of payable items, for total proceeds of $2.8 million. The difference between the sale price and the carrying value of the assets sold will be a gain in the third quarter of 2015.

Now turning to our statement of operations. Year over year, revenue continued to be impacted by the sale of non-core businesses, customer turnover and reduced purchases from existing customers during the year, as Blake has mentioned. Second-quarter cost of sales decreased 10% from the prior year. As a percentage of revenues, second-quarter cost of sales increased 20 basis points from the prior-year period. Second-quarter route expenses decreased 8% from the prior year, but as a percentage of revenue second-quarter route expenses were up 70 basis points from 2014, primarily due to the softness in revenues. SG&A expenses were down $1.3

AUGUST 13, 2015 / 12:30PM GMT, SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

million, or 7%, from the second quarter of 2014. This decrease represents a $2.1 million reduction in compensation expenses and is partially offset by approximately $800,000 increase in other expenses, primarily in professional fees, which includes legal expenses and in bad debt expense. The compensation savings were driven by headcount reduction from the linen sale, reduction of stock-based compensation and other operational efforts. Clearly, while our entire team remains committed and continues to put in the hard work to build our business, we are not yet past our near-term revenue challenges. We will continue to focus on growing our top line while keeping a close eye on managing our cash.

Thank you for joining our call this morning and we will now open up the call for question and answers.
QUESTION AND ANSWER

Operator

(Operator instructions)

Andy Wittmann, Robert W. Baird.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Good morning.

Bill Pierce - Swisher Hygiene Inc - President & CEO

Good morning, Andy.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Congratulations on agreeing to a term sheet here. Seems like a good outcome for all of your stakeholders, employees, hopefully your customers benefit and your shareholders. I know that was a lot of hard work undoubtedly, so congratulations on that.

Just along those lines, guys, just to tease out from the press release here. The $40 million -- the equity consideration, it's a little bit cryptic. So that's the equity not the enterprise value? How do we think about the $40 million?

Bill Pierce - Swisher Hygiene Inc - President & CEO

Andy, I think the safest way, given the transaction, proposed transaction of this nature, is to read through the purchase and sale agreement, which is expected to be filed later today and has significant detail. And as you can imagine, enough pages to both answer your question and give you additional detail, that an informed investor or you, as an analyst, should know to consider the proposed transaction.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Okay. All right, I'm sure there is more than enough there for it. I will go through that.

Let's talk a little bit, it sounds like you're not going to able to comment too much more, and I don't expect you to. But from the business point of view, I wanted to understand a little bit more about the retention rates. I think what I heard from -- I heard that there was reduced spend at existing accounts. I wanted to understand that as well as the retention rates of the accounts that you had, and if you could talk about the trends in both of those. And some color around that would be helpful.

AUGUST 13, 2015 / 12:30PM GMT, SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

Bill Pierce - Swisher Hygiene Inc - President & CEO

Absolutely. Obviously with revenue being such a key driver, as you mentioned, on all of our calls, Blake can take you through the big picture of the components that make that up, and how you get to the pieces. And, Blake, if you want to comment on that?

Blake Thompson - Swisher Hygiene Inc - COO

Andy, can you just rephrase it? Make sure I understand the question you're asking, okay?

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Let's do one at a time. Retention rates, how is retention in the quarter compared to prior quarters? Is it getting better or worse? Let's start with that one.

Blake Thompson - Swisher Hygiene Inc - COO

My comment on that would be that we are seeing steady trends in our retention rate. We've seen improvement in our retention rate as a Company. Slowly. I will tell you, that the retention rate since we divested the linen business on our service business, and the hygiene, has been pretty consistent when you look at it on a revenue per day basis, and also from a customer standpoint. We've lost a few customers, but we've gained some other customers on the other side of that.

I think it's an improved trend from where we've been in the past. We've not really lost any major customers, from my standpoint. And we continue to have good success as we sit down with new customers and have dialogue about opportunities for us to service them. But, I would tell you that our retention rate is flat in terms of our last few quarters' history.

Bill Pierce - Swisher Hygiene Inc - President & CEO

I will further comment, Andy. Basically, we did see improvement in that respect from Q1, particularly in the core chemical and business segment, because of the integration and the private label, the restructuring we talked about there. I think Blake alluded to the fact that about 50% of what you would call attrition, deals with both some Canadian FX because of the strength of the dollar are down significantly. As well as, the private label business and some customers that were not included in the transition of our latest plant consolidation.

Hygiene -- while hygiene is certainly better from a stability standpoint than it was in the first quarter, we see a shoring up. I think I agree with Blake on the key business components, but we still have work to do there. But the biggest pieces came from the private label and our plant restructuring, if that helps you. So, some improvement on the attrition standpoint, the biggest piece of it coming from those things that may be recurring on the revenue side, because they were in there for the balance of the year, up through Q3. But core business continuing to make improvements, certainly from the first quarter.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

All right. The private label and the plant consolidation were positives for retention or negative for retention?

Bill Pierce - Swisher Hygiene Inc - President & CEO

No, that's where half of the attrition, to answer your question directly, came from.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Got you, okay, that's what I wanted to know.

AUGUST 13, 2015 / 12:30PM GMT, SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

Blake Thompson - Swisher Hygiene Inc - COO

My comments, Andy, were related to more of the core business. I'll go back to Bill's -- when you look at our attrition, it's mostly coming in our non-core business.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Yes, okay.

Bill Pierce - Swisher Hygiene Inc - President & CEO

Don't want to portray that there's not any name-brand customers that we would have liked to have kept in that core business, because there are.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Yes. You mentioned that the sale of the linen had some cross collateralization or some crossover impacts. Is that now abated? Have we comped against that, where that's mostly behind us? Or do you think that is still an issue here?

Blake Thompson - Swisher Hygiene Inc - COO

Yes, I think the last sale was in July last year, I believe. So we have got July to overcome. It was the last tranche up in the Southeast part of the US. That business is fairly intertwined with our service business. And we should start seeing clean comps in August and September this quarter.

Bill Pierce - Swisher Hygiene Inc - President & CEO

Yes. The standalone that operated until we sold it in Q1, will be easy to lift out for comp purposes, because we identified that in the Qs for you.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Yes, that makes sense. And then the other question was on the core customer spend, or the same-store sales metric that I was thinking about. You mentioned that existing customers are buying a little bit less. Some detail around that, is that top-line revenue you're conceding price? Is that they're starting to supplement with somebody else? Thoughts on that. Is it that their businesses aren't as strong and so they're just buying less product? Thoughts on that would be helpful.

Blake Thompson - Swisher Hygiene Inc - COO

Yes, on the wholesale side, we had a large customer that was in the mining industry. And that in and of itself was probably the biggest year-over-year decline. As the oil prices have gone down, the industry has softened. We've been impacted by that.

I will tell you that we continue to make decisions on profitable business. We have some customers that we've -- that weren't meeting profit expectations. So I think those are some of the larger buckets of that. The transition that we went through last year with the Cavalier brand up in Northeast. The consolidation of manufacturing up there has had an impact on some of that as well. So those are the drivers behind that.

Bill Pierce - Swisher Hygiene Inc - President & CEO

I would add that the residual core business has improved from -- which I think was also in your question -- has improved from Q1, but still needs improvement from the prior year.

Blake Thompson - Swisher Hygiene Inc - COO

Right.

AUGUST 13, 2015 / 12:30PM GMT, SWSH - Swisher Hygiene Inc Conference Call to Discuss Q2 2015 Earnings Results and its Agreement to Sell U.S. Operations to Ecolab

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Got it, okay. I think that gives me the operational update that we need for the top line. The headline act is clearly the sale to Ecolab, so we'll leave it there. And again, congratulations, gentlemen.

Bill Pierce - Swisher Hygiene Inc - President & CEO

Again, we reiterate, when you read the release, it's subject to approvals, et cetera, customary approvals, and certainly stockholder approvals. But everything you need to see about the potential transaction will be in the purchase and sale agreement, and we appreciate your coverage.

Andy Wittmann - Robert W. Baird & Company, Inc. - Analyst

Thank you.

Blake Thompson - Swisher Hygiene Inc - COO

Thank you, Andy.

Bill Pierce - Swisher Hygiene Inc - President & CEO

I think with that, we will conclude today's call, Vince.

Operator

Yes, sir, thank you. Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program. You may now disconnect. Everyone have a great day.

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Additional Information and Where to Find It

In connection with the proposed Sale Transaction, Swisher Hygiene will file a proxy statement with the Securities and Exchange Commission ("SEC"). Swisher Hygiene will mail the definitive proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SWISHER HYGIENE AND THE SALE TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed by Swisher Hygiene with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and such other documents also will be available for free on Swisher Hygiene’s website at www.swsh.com under the Investors page or by directing a written request to Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 Attention: Investor Relations.

Participants in a Solicitation

Swisher Hygiene and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Sale Transaction. Information concerning the interests of Swisher Hygiene’s participants in the solicitation is set forth in Swisher Hygiene's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on April 1, 2015 and Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on April 30, 2015, and in the definitive proxy statement relating to the Sale Transaction when it becomes available.